Exhibit 10.49

CERTEGY INC.

STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of _ day of     , 200     by and between CERTEGY INC., a Georgia corporation, (the “Company”) and <NAME> (“Grantee”).

W • I • T • N • E • S • S • E • T • H    T • H • A • T:

WHEREAS, the Company maintains the Certegy Inc. Stock Incentive Plan (the “Plan”), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1. Awards Of Restricted Stock

1.1 The Company hereby grants to Grantee an award of <# of SHARES> Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is                      (the “Grant Date”).

1.2 This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions

Subject to Sections 2.1, 2.2, 2.3, 2.4 and 2.5 below, if Grantee remains employed by the Company, the Grantee shall become vested in the following manner:

Cliff vests on                     ,                      for active employees after results are available for the Company’s financial performance for                     ,                      and                      and if the following Performance Requirements have been met or exceeded:

•	The company’s cumulative diluted Earnings per Share for the measurement years ( ) must either be $ or more representing a % compound annual growth rate from continuing operations. Determination of this earnings growth will be based upon GAAP in effect on the date of the grant. Adjustments to achievement of this earning per share target may be made by the Compensation Committee as they deem it appropriate.

If the above conditions are not met, the shares will vest for active employees on                     .

2.1 In the event prior to the Vesting Date, Grantee dies while actively employed by the Company, the unvested Shares of Restricted Stock shall become fully vested and non-forfeitable as of the date of Grantee’s death. The Company shall transfer vested Shares of Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee’s surviving spouse or, if none, to his estate), as soon as practical after his or her date of death.

In the event of Grantee’s Retirement from the Company or termination of employment by reason of Disability, the vesting of the Restricted Stock shall continue as if Grantee continued to be an active employee, subject to the individual’s agreement not to do anything that would be harmful to the Company, and to be available to perform reasonable services for the Company as a consultant on reasonable terms and conditions through the vesting date of the grant, and subject to the conditions that the participant does not commence employment with a competitor of the Company, does not engage in solicitation of the Company’s employees, customers or suppliers, and does not disclose the Company’s confidential information or trade secrets, the grant continues to vest on the above schedule following retirement or permanent long-term disability. In the event that any of the above conditions are not met, all unvested restricted stock under this grant will be forfeited by the participant.

2.2 “Retirement” means Grantee’s termination of employment with the Company or a Subsidiary (other than by the Company or a Subsidiary for Cause) at a time when Grantee is eligible for immediate payment of benefits under Grantee’s applicable defined benefit retirement plan, if any, or in the absence of an applicable defined benefit retirement plan, as determined by the Committee. “Disability” means the termination of employment resulting from Grantee’s total and permanent disability, confirmed by the statement of a licensed physician chosen or approved by the Committee. If Grantee dies after Retirement or after incurring a Disability under this Section 2.2, but prior to the vesting of the Shares of Restricted Stock, then the unvested Restricted Stock shall become fully vested and non-forfeitable as of the date of Grantee’s death.

2.3 Except for death as provided in Section 2.1, Retirement or Disability as provided in Section 2.2, a Change in Control as provided in Section 2.4, or unless the Committee in its sole discretion determines otherwise with respect to all or any portion of the Shares of Restricted Stock, if Grantee terminates his employment or if the Company terminates Grantee prior to the Vesting Date, all unvested Shares of Restricted Stock shall be immediately forfeited.

2.4 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control of Certegy Inc. prior to the Vesting Date, all unvested Shares of Restricted Stock shall become fully vested and non-forfeitable as of the date of the Change in Control. In the discretion of the Committee, on the first business day following the date of the Change in Control, the Company shall deliver to Grantee a cash payment representing the Fair Market Value of the Shares of Restricted Stock as of the date of the Change in Control in lieu of delivering the Shares.

2.5 The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

3. Dividends; Voting

3.1 The Restricted Stock shall be registered on the Company’s books in the name of Grantee as of the Grant Date for such Shares of Restricted Stock, subject to the restrictions provided for in this Agreement.

3.2 Grantee shall be entitled to receive dividends and/or other distributions declared on such Restricted Stock and Grantee shall be entitled to vote such Restricted Stock, provided that these rights shall cease in the event such Restricted Stock is forfeited.

3.3 In the event of a Change in Capitalization, the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement, shall be appropriately adjusted or changed as determined by the Committee to reflect the Change in Capitalization, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

3.4 Grantee represents and warrants that he or she is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

4. No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time.

5. Taxes and Withholding

Grantee shall be responsible for all federal, state, and local taxes payable with respect to this award of Restricted Stock and dividends paid on unvested Restricted Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock. The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock or cash the amount of taxes required by any governmental authority to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of Shares of Restricted Stock having a market value not less than the amount of such taxes.

6. Grantee Bound by The Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7. Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8. Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9. Governing Law

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof.

10. Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

11. Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CERTEGY INC.
By:
GRANTEE: